Exhibit 5.1

Brera Holdings PLC

Connaught House

One Burlington Road

Dublin 4

D04 C5Y6

17th June 2025

RE:	Brera Holdings PLC (the “Company”)

We have acted as legal counsel in Ireland to the Company in connection with its shelf registration statement on Form F-3 (File No. 333-276870) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on 13 February 2024 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the base prospectus contained in the Registration Statement (the “Base Prospectus”) and the prospectus supplement to be filed with the Commission on or about the date hereof (the “Prospectus Supplement” and collectively with the Base Prospectus, the “Prospectus”), relating to the offering of 2,074,074 Class B Ordinary Shares, US$0.005 nominal value per share at a purchase price of US$0.675 per share (“Class B Ordinary Shares”).

1.	DOCUMENTS REVIEWED

1.1	For the purposes of giving this opinion, we have examined copies or drafts of the following documents (together, the “Documents”):

1.1.1	the Registration Statement;

1.1.2	the Prospectus; and

1.1.3	the form of subscription agreement to be entered into between the Company and each investor (the “Subscription Agreement”).

1.2	We have also reviewed copies or drafts of:

1.2.1	The certificate of re-registration of the Company as a public limited company dated 27th October 2022 issued by the Irish Companies Registration Office (the “Registrar”);

1.2.2	the amended and restated memorandum and articles of association of the Company adopted by special resolution dated 24th October 2022 (the “Constitution”);

1.2.3	minutes of a meeting of the board of directors of the Company held on 17th June 2025 (the “Board Minutes”); and

1.2.4	a company printout downloaded from the Registrar (the “Company Report”) dated 17th June 2025 (the “Certificate Date”).

2.	ASSUMPTIONS

2.1	We have assumed:

2.1.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.1.2	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.1.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus, the Subscription Agreement and other documents reviewed by us;

2.1.4	the Board Minutes remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the resolutions contained therein and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Minutes and/or the Documents;

2.1.5	that there is no provision of the law of any jurisdiction, other than Ireland, which would have any implication in relation to the opinions expressed herein;

2.1.6	that on the date of allotment and issuance of any Class B Ordinary Shares the Company is, and after any such allotment and issuance the Company is and will be able to, pay its liabilities as they become due;

2.1.7	that the applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to any Class B Ordinary Shares to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law;

2.1.8	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary direct or indirect of any sovereign entity or state;

2.1.9	that the Company will issue the Class B Ordinary Shares in furtherance of its objects as set out in the Constitution;

2.1.10	that the Constitution of the Company will not be amended in any manner that would affect the opinions expressed herein;

2.1.11	that the Company will have sufficient authorised shares available to issue under its Constitution to effect the issue of any Class B Ordinary Shares at the time of issuance;

2.1.12	that the form and terms of the Class B Ordinary Shares, the issuance and sale of the Class B Ordinary Shares by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the constitution of the Company nor any applicable law, regulation, order or decree in Ireland;

2.1.13	that no invitation has been or will be made by or on behalf of the Company to the public in the European Union to subscribe for any Class B Ordinary Shares in breach of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”) or any amendment or variation of the Prospectus Regulation;

2.1.14	that all necessary corporate action will be taken to authorise and approve any issuance of any Class B Ordinary Shares, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.1.15	that the issuance and sale of and payment for the Class B Ordinary Shares will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto);

2.1.16	that, upon the issue of any Class B Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the nominal value thereof; and

2.1.17	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1	The obligations of the Company in connection with any offer, issuance and sale of any Class B Ordinary Shares:

3.1.1	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

3.1.2	will be subject to statutory limitation of the time within which proceedings may be brought;

3.1.3	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

3.1.4	may not be given effect to by an Irish court, whether or not it was applying the applicable laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty;

3.1.5	in the case of any applicable purchase, underwriting, or similar agreement and any other agreement or other document relating to the issue of any Class B Ordinary Shares, may be subject to applicable law or rules that damages against the Company are only available where the purchaser of such Class B Ordinary Shares rescinds such agreement; and

3.1.6	may not be given effect by an Irish court to the extent that they are to be performed in a jurisdiction outside of Ireland and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, an Irish court has inherent discretion to stay or allow proceedings in the Irish courts.

3.2	We express no opinion as to the enforceability of any provision of any document which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Ireland. This opinion is to be governed by and construed in accordance with the laws of Ireland and is limited to and is given on the basis of the current law and practice in Ireland. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

3.4	We express no opinion on the indenture referenced in the Registration Statement on the basis that it is subject to the laws of the State of New York.

4.	OPINION

4.1	On the basis of and subject to the foregoing, we are of the opinion that:

4.1.1	Based on the Company Report, the Company is duly incorporated and existing under the laws of Ireland and designated as “Normal” as at the Certificate Date.

4.1.2	Upon the due issuance of any Class B Ordinary Shares, and payment of the consideration therefor, such Class B Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

4.1.3	We hereby consent to the filing of this opinion as an exhibit to the Company’s report on Form 6-K, which will be incorporated by reference into and deemed part of the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Philip Lee
PHILIP LEE

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